UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 12, 2004



                          American Medical Alert Corp.
             (Exact name of registrant as specified in its charter)


            New York                      333-54992             11-2571221
(State or other jurisdiction of    Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


         3265 Lawson Boulevard, Oceanside, New York           11572
          (Address of Principal Executive Offices)          (Zip Code)



       Registrant's telephone number, including area code: (516) 536-5850



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.02.  Results of Operations and Financial Condition.

      On November 12, 2004, the Company issued the following press release:

Contact:

Randi Baldwin                                    Lester Rosenkrantz
Vice President Communications & Marketing        Investor Relations
American Medical Alert Corporation               Cameron Associates
(516) 536-5850                                   (212) 245-8800 Ext. 212


            AMERICAN MEDICAL ALERT CORP. SHOWS CONTINUED GROWTH WITH
                     RELEASE OF THIRD QUARTER 2004 RESULTS

        Net Income for the Quarter Up 46%, Year to Date Net Income Up 64%
                      As Compared to Same Periods Last Year

OCEANSIDE,  New York. -November 12, 2004 - American Medical Alert Corp. (Nasdaq:
AMAC), a provider of healthcare communication services and advanced home health monitoring technologies, announced today the operating results of the company's third quarter ending September 30, 2004.

Revenues for the quarter,  consisting  primarily of monthly  recurring  revenues
(MRR), increased 15% to $4,945,184 as compared to $4,311,348 for the same period in 2003. Year to date revenues for the nine months ended September 30, 2004 increased 17% to $14,270,113, as compared to $12,166,200 for the same period last year.

Net income for the three months ended September 30, 2004 increased 46% to $229,810, or $.03 per diluted share, as compared to net income of $157,529, or $.02 per diluted share for the same period in 2003. Net income for the nine months ended September 30, 2004 increased 64% to $610,132, or $.07 per diluted share, as compared to net income of $372,430, or $.05 per diluted share for the same period in 2003.

From a balance sheet perspective the company ended the quarter with a cash balance of $2,334,559 and reported working capital in the amount of $5,637,823 as of September 30, 2004.

Howard M. Siegel, CEO speaking on behalf of AMAC commented, "We are pleased with our third straight quarter of growth in each of our business segments. Equally important, our results demonstrate our effective integration of acquisitions (funded primarily through cash from operations) to accelerate growth into existing and new geographic markets." Siegel added, "The result of management's commitment to the development of quality, healthcare communication products and services is clearly trending in a positive direction."

About American Medical Alert Corp.

AMAC is a national provider of remote health monitoring devices and 24/7 communication services designed to promote early medical intervention and improve quality of life for senior, disabled and chronically ill populations. AMAC's product and service offerings include Personal Emergency Response Systems
(PERS), electronic medication reminder devices, disease management monitoring appliances and 24/7 medical on-call and emergency response monitoring. AMAC operates several National Medical On-Call and Communication Centers allowing access to trained response professionals 24/7.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-KSB, the Company's Quarterly Reports on Forms 10-QSB, and other filings and releases. These include uncertainties relating to government regulation, technological changes, our expansion plans, our contract with the City of New York and product liability risks.
Statements of income for the nine and three months ended September 30, 2004 and 2003 and balance sheets as of September 30, 2004 and December 31, 2003 are attached.

SELECTED FINANCIAL DATA

                                       Nine Months Ended                    Three Months Ended
                                ------------------------------        ------------------------------
                                 9/30/2004          9/30/2003          9/30/2004          9/30/2003
                                -----------        -----------        -----------        -----------
Revenues                        $14,270,113        $12,166,200        $ 4,945,184        $ 4,311,348

Net Income                      $   610,132        $   372,430        $   229,810        $   157,529

Net Income per Share
     Basic                      $      0.08        $      0.05        $      0.03        $      0.02
     Diluted                    $      0.07        $      0.05        $      0.03        $      0.02

Basic Weighted Average
 Shares Outstanding               7,862,958          7,436,685          7,990,632          7,448,854

Diluted Weighted Average
 Shares Outstanding               8,425,940          7,621,842          8,564,184          7,769,737

CONDENSED BALANCE SHEET
                                                                     September 30,       December 31,
                                                                         2004                2003
                                                                      -----------        -----------
                                                                      (Unaudited)
                                                ASSETS


Current Assets                                                        $ 7,764,713        $ 6,909,456
Fixed Assets - Net                                                      7,068,599          6,739,165
Other Assets                                                            4,628,946          4,287,959

                                                                      -----------        -----------
     Total Assets                                                     $19,462,258        $17,936,580
                                                                      ===========        ===========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                                   $ 2,126,890        $2,149,930
Deferred Income Tax                                                       941,000           882,000
Long-term Debt                                                            577,962           769,525
Long-term Capital Lease                                                    48,880           119,814
Put Warrant Obligation                                                    240,000           200,000
Other Liabilities                                                         237,672           108,024

                                                                      -----------        -----------
     Total Liabilities                                                $ 4,172,404        $ 4,229,293

Stockholders' Equity                                                   15,289,854         13,707,287

                                                                      -----------        -----------
     Total Liabilities and Stockholders' Equity                      $ 19,462,258        $17,936,580
                                                                      ===========        ===========

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    November 12, 2004



                             AMERICAN MEDICAL ALERT CORP.


                             By: /s/ Richard Rallo
                                 -----------------------------------------------
                                 Name:  Richard Rallo
                                 Title: Chief Financial Officer